Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Insightful Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No’s. 333-91878, 33-58560, 33-72162, 33-87542, 33-99618, 333-16005, 333-18245, 333-43833, 333-87097, 333-45796, 333-64724) of Insightful Corporation of our report dated February 28, 2005 appearing in item 8 in this Annual Report on Form 10-K.

/s/ MOSS ADAMS LLP

Seattle, Washington
March 28, 2005